As filed with the Securities and Exchange Commission on December 8, 2000
                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                   GARMIN LTD.
             (Exact name of registrant as specified in its charter)

         CAYMAN ISLANDS                                     98-0229227
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                                QUEENSGATE HOUSE
                                P.O. BOX 30464SMB
                      113 SOUTH CHURCH STREET, GEORGE TOWN
                          GRAND CAYMAN, CAYMAN ISLANDS
              (Address of registrant's principal executive offices)
                             ----------------------

                    GARMIN LTD. EMPLOYEE STOCK PURCHASE PLAN
                     GARMIN LTD. 2000 EQUITY INCENTIVE PLAN
                 GARMIN LTD. NON-EMPLOYEE DIRECTORS' OPTION PLAN
                              (Full title of plans)

                             ANDREW R. ETKIND, ESQ.
                         C/O GARMIN INTERNATIONAL, INC.
                             1200 EAST 151ST STREET
                              OLATHE, KANSAS 66062
                                 (913) 397-8200
            (Name, address and telephone number of agent for service)

                                 WITH A COPY TO:

                              JOHN F. MARVIN, ESQ.
                          SONNENSCHEIN NATH & ROSENTHAL
                                4520 MAIN STREET
                           KANSAS CITY, MISSOURI 64111
                                 (816) 932-4400


                                                CALCULATION OF REGISTRATION FEE

------------------------------   -----------------   -----------------   -----------------   -----------------
                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                      AMOUNT TO        OFFERING PRICE        AGGREGATE           AMOUNT OF
      TITLE OF SECURITIES        BE REGISTERED (1)       PER SHARE        OFFERING PRICE     REGISTRATION FEE
       TO BE REGISTERED
------------------------------   -----------------   -----------------   -----------------   -----------------


Common Shares, $.01 par
   value per share (3)........    1,000,000 shares        $14.00            $14,000,000         $ 3,696.00
------------------------------   -----------------   -----------------   -----------------   -----------------

Common Shares, $.01 par
   value per share (4)........    3,500,000 shares        $14.00            $49,000,000         $12,936.00
------------------------------   -----------------   -----------------   -----------------   -----------------

Common Shares, $.01 par
   value per share (5)........       50,000 shares        $14.00            $   700,000         $   184.80
------------------------------   -----------------   -----------------   -----------------   -----------------
Total                                                                       $63,700,000         $16,816.80

----------------
(1)  Pursuant  to  Rule  416,  this  registration   statement  also  covers  any
     additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

(3) Such common shares to be issued under the Garmin Ltd. Employee Stock Purchase Plan.

(4) Such common shares to be issued under the Garmin Ltd. 2000 Equity Incentive Plan.

(5) Such common shares to be issued under the Garmin Ltd. Non-Employee Directors' Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Garmin Ltd. (the "Registrant") with the Securities and Exchange Commission ("SEC") are hereby incorporated by reference in this registration statement and made a part hereof:

     (a) Registrant's prospectus dated December 8, 2000 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 and which contains audited financial statements for the Registrant's latest fiscal year; and

     (b) Registrant's Registration Statement on Form 8-A (Registration No. 0-31983), containing a description of Registrant's common shares, par value $0.01 per share (the "Common Shares").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Shares registered hereby has been sold or which deregisters such Common Shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The Common Shares of the Registrant are registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Article 152 of our Articles of Association provides for indemnification, to the fullest extent permitted by law, of officers and directors for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in their capacities as such, and advancement of expenses of defending any such action, suit or proceeding.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable


ITEM 8.  EXHIBITS.

4.1      Memorandum of Association*

4.2      Articles of Association (as amended)*

4.3      Specimen share certificate*

4.4      Garmin Ltd. Employee Stock Purchase Plan*

4.5      Garmin Ltd. 2000 Equity Incentive Plan*

4.6      Garmin Ltd. 2000 Non-Employee Directors' Option Plan*

5.1 Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, as to the legality of the shares

23.1     Consent of Ernst & Young LLP

23.2     Consent of Maples and Calder (included in Exhibit 5.1)
---------------
* Filed as an exhibit to Registrant's registration statement on Form S-1 (File No. 333-45514) and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

(a)     The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

               (i)      to include any prospectus required by Section 10(a)
               (3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii)    to include any material  information with respect to the
               plan  of  distribution   not  previously   disclosed  in  this
               Registration   Statement  or  any  material   change  to  such
               information in this Registration Statement;

        provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, County of Johnson, State of Kansas, on the 7th day of December, 2000.

                                 GARMIN LTD.

                                  By: /s/ MIN H. KAO
                                      ----------------------------------------
                                      Min H. Kao
                                      Co-Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Min H. Kao, Gary L. Burrell and Andrew R. Etkind, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.


       SIGNATURE                          TITLE                               DATE
       ---------                          -----                               ----

/S/ MIN H. KAO              Co-Chairman; Co-Chief Executive Officer      December 7, 2000
------------------------
     Min H. Kao             (Co-Principal Executive Officer)

/S/ GARY L. BURRELL         Co-Chairman; Co-Chief Executive Officer      December 7, 2000
------------------------
     Gary L. Burrell        (Co-Principal Executive Officer)

/S/ KEVIN RAUCKMAN          Chief Financial Officer                      December 7, 2000
------------------------
     Kevin Rauckman         (Principal Financial Officer and Principal
                            Accounting Officer)

/S/ RUEY-JENG KAO           Director                                     December 7, 2000
------------------------
     Ruey-Jeng Kao